SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: June 8, 2004

(Date of earliest event reported)

RIVERSTONE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-32269	95-4596178
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Great America Parkway, Santa Clara, California 95054

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 878-6500

Item 5. Other Events.

On June 8, 2004, Riverstone Networks, Inc. (the “Company”) announced that its board of directors elected Dale A. Booth to the board of directors. Mr. Booth will serve until the 2005 annual meeting of stockholders, or until his successor has been duly elected and qualified. Attached hereto, and incorporated by reference herein, as Exhibit 99.1 is the press release dated June 8, 2004, announcing Mr. Booth’s appointment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2004

RIVERSTONE NETWORKS, INC.

By:	/S/ Roger A. Barnes
Name:	Roger A. Barnes
Title:	Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated June 8, 2004, announcing the election of Dale A. Booth to the board of directors.